Exhibit 99.1

MOVE GROWS Q1 REVENUE 7%

DELIVERS GROWTH FOR EIGHT CONSECUTIVE QUARTERS

SAN JOSE, Calif., May 6, 2014—Move, Inc. (NASDAQ: MOVE), the leader in providing consumers the most accurate U.S. residential listings online, today reported a 7% revenue increase year-over-year for the first quarter ended March 31, 2014, marking eight consecutive quarters of growth.

First Quarter 2014 Highlights

•                  Revenue increased 7% year-over-year to $58.0 million.

•                  Consumer Advertising revenue increased 6% year-over-year to $44.8 million.

•                  Software and Services revenue increased 10% year-over-year to $13.2 million.

•                  Non-GAAP Adjusted EBITDA was $5.0 million compared to $5.9 million in the prior year.

•                  March represented the greatest monthly realtor.com® traffic in our company’s 20-year history with nearly 33 million unique users.

“Move’s laser focus on providing consumers and real estate professionals with accurate housing information and high-quality experiences is paying off with improved growth and greater public awareness of our value,” said Steve Berkowitz, Move’s chief executive officer. “We have assembled a unique set of assets delivering a virtuous ecosystem to all constituencies in the marketplace. Our momentum continues to build.”

First Quarter 2014 Financial Results

Revenue for the quarter was $58.0 million, an increase of $3.8 million, or 7%, from $54.2 million in the first quarter of 2013.  Revenue from Consumer Advertising products increased 6% to $44.8 million in the first quarter of 2014 compared to the same period in 2013.  Revenue from Software and Services products increased 10% to $13.2 million compared to the first quarter of 2013.

Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) was $5.0 million in the first quarter of 2014 compared to $5.9 million in the first quarter of 2013.  As a percentage of revenue, Adjusted EBITDA was 9% in the first quarter of 2014.  Non-GAAP Earnings Per Share was $0.02 per diluted share in the first quarter of 2014 compared to $0.09 per diluted share in the first quarter of 2013.  Move has reported Adjusted EBITDA and Non-GAAP Earnings Per Share because management uses them to monitor and assess Move’s performance and believes they are helpful to investors in understanding Move’s business.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

MOVE, INC. REPORTS FIRST QUARTER 2014 RESULTS

Cash provided by operating activities was $3.2 million and $3.5 million for the quarters ended March 31, 2014 and 2013, respectively.

Operating and Business Results

In the first quarter of 2014, realtor.com®, which empowers consumers to make smart home buying, selling and renting decisions by leveraging its direct, real-time connections with more than 800 multiple listing services (MLS) via all types of computers, tablets and smart telephones, continued its innovation with a fresh approach to consumer marketing and new neighborhood content.  Significant changes are:

•                  Launched first national television campaign featuring our leadership in data accuracy and the realtor.com® brand.

•                  Drove significant increases in traffic to realtor.com® with our brand campaign.  In March, we attracted nearly 33 million unique users, up 21% year-over-year and 23% month-over-month.

•                  Implemented new features to the realtor.com® site to improve user experience, including larger photos and new map functionality.

•                  Launched Doorsteps’ SwipeTM, an easy-to-use and entertaining way for first-time home buyers to search for a home.  The new application was featured in the App Store, and was rated number one in the lifestyle category.  Consumers have viewed more than two million homes with consumers swiping on average 20 times per session.

•                  Entered into an approved supplier agreement with RE/MAX, which is designed to maximize lead generation and lead conversion for RE/MAX agents, teams and brokers and has the goal of quadrupling an agent’s book of business.

•                  Launched the Porch Home and Neighborhood Report, a free, innovative resource that helps realtor.com® users understand the remodeling and project history of a specific home and its neighborhood.

Subsequent to quarter end, realtor.com®, and its partner, the National Association of REALTORS®, are joining forces to increase consumer awareness with a new and combined marketing campaign.

Additionally, Move’s central intelligence and listing syndication platform, ListHubTM, continues to expand its reach by distributing content from more than 500 sources to more than 130 publishers.  Contributing to its growth momentum are two key alliances introduced in Q1:

•                  ListHubTM expanded its reach to new locations in Asia, Russia, Western Europe and South America through arrangements with SouFun Holdings Limited, the leading real estate portal in China, and ListGlobally, which recently announced a merger with Eden Home creating the largest network of international property portals. The partnership with ListGlobally now provides ListHubTM customers a network of 91 publishers in 41 countries.

2

•                  ListHubTM also launched a software integration agreement with Showing Suite, Inc., which integrates data with online marketing analytics available in ListHubTM marketing reports, to deliver extensive business insights to real estate brokers and agents.

Business Outlook

For the quarter ending June 30, 2014, Move expects revenue of $61.5 million to $62 million and expects to report Adjusted EBITDA of approximately $3 million.

For the year ending December 31, 2014, Move expects revenue of $254 million to $258 million, and expects to report Adjusted EBITDA of approximately $30 million.

Conference Call

Move will host a conference call broadcast  today, Tuesday, May 6, 2014 at 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern Daylight Time).  To access the call, please dial (877) 870-4263, or outside the U.S. (412) 317-0790, five minutes prior to 1:30 p.m. Pacific Daylight Time.  A live webcast of the call also will be available at http://investor.move.com under the events and presentations menu.

An audio replay will be available between 6:30 p.m. Eastern Daylight Time May 6, 2014 and 11:59 p.m. Eastern Daylight Time May 14, 2014, by calling (877) 344-7529 or (412) 317-0088, with Conference ID 10044296.  An audio archive of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures—Adjusted EBITDA and Non-GAAP Earnings Per Share

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Move uses a non-GAAP measure of net income excluding net interest expense, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and charges, which is referred to as Adjusted EBITDA.  Move also uses a non-GAAP measure of net income excluding stock-based compensation and charges, amortization of intangible assets, and amortization of debt discount and issuance costs, on a per share basis, which is referred to as Non-GAAP Earnings Per Share.  Additionally, the Company has presented a non-GAAP table of Financial Data for the three-month periods ended March 31, 2014 and 2013 that extracts stock-based compensation and charges.  A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of Move’s current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations.  Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated.  Move,

3

Inc. has reported Adjusted EBITDA and Non-GAAP Earnings Per Share because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

Unique Users

Move calculates total average monthly unique users across its network of websites and mobile applications as follows:  We count a unique user the first time an individual accesses one of our mobile applications using a mobile device during a calendar month and the first time an individual accesses one of our websites using a web browser during a calendar month.  If an individual accesses our mobile applications using different mobile devices within a given calendar month, the first instance of access by each such mobile device is counted as a separate unique user.  If an individual accesses our websites using different web browsers within a calendar month, the first instance of access by each such web browser is counted as a separate unique user.  If an individual accesses more than one of our websites from the same web browser in a calendar month, the first instance of access to each website is counted as a separate unique user.  We measure unique users to our mobile applications using Omniture.  We primarily measure unique users to our network of websites using Omniture.  We use Google Analytics to measure unique users to certain websites that amount to less than 5% of our total unique user metric.

Forward-Looking Statements

This news release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on Move’s future results.  The forward-looking statements included in this press release are made only as of the date hereof.  Move cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

4

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE), a leading provider of online real estate services, operates realtor.com®, which connects people to the essential, accurate information needed to identify their perfect home and to the REALTORS®, whose expertise guides consumers through buying and selling.  As the official website for the National Association of REALTORS®, realtor.com® empowers consumers to make smart home buying, selling and renting decisions by leveraging its direct, real-time connections with more than 800 multiple listing services (MLS) via all types of computers, tablets and smart telephones.  Realtor.com® is where home happens.  Move’s network of websites provides consumers a wealth of innovative tools and accurate information including Doorsteps®, HomeInsightSM, SocialBiosSM, Moving.com™, SeniorHousingNetSM, homefairSM and Relocation.com.  Move supports real estate agents and brokerages by providing many services to grow their businesses—including ListHub™, the nation’s leading syndicator of real estate listings, TigerLead®, Top Producer®and FiveStreetSM, as well as many free services.  Move is based in the heart of the Silicon Valley—San Jose, CA.

REALTOR® and REALTOR.COM® are trademarks of the National Association of REALTORS® and are used with its permission.  These and all other trademarks used in this work are the property of their respective owners.

Investor Relations Contact:

Jessica Thorsheim, CFA

Jessica.Thorsheim@move.com

408-558-7149

Media Contact:

Mary A. C. Fallon

Mary.Fallon@move.com

408-558-7191

5

Exhibit 99.1

Press release announcing Move, Inc.’s financial results for the quarter ended March 31, 2014.

MOVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
	(unaudited)

Revenue	$58,013	$54,238

Costs and operating expenses:
Cost of revenue(1)(2)	12,112	10,863
Sales and marketing(1)(2)	25,393	21,668
Product and web site development(1)	11,127	9,846
General and administrative(1)	12,012	11,538
Amortization of intangible assets	1,297	999
Total costs and operating expenses	61,941	54,914
Loss from operations	(3,928)	(676)

Interest expense, net	(1,567)	(14)
Earnings of unconsolidated joint venture	825	602
Other expense, net	(6)	(27)
Loss before income taxes	(4,676)	(115)

Income tax expense (benefit)	506	(15)

Net loss	$(5,182)	$(100)

Basic and diluted net loss per share	$(0.13)	$(0.00)

Shares used to calculate net loss per share:
Basic and diluted	39,011	39,104

(1) Includes stock-based compensation and charges as follows:

Cost of revenue	$112	$102
Sales and marketing	673	511
Product and web site development	1,837	580
General and administrative	1,104	1,430
	$3,726	$2,623

(2)  Effective October 1, 2013, the Company elected to change the presentation of certain lead acquisition costs and to reclassify these costs from “Cost of revenue” to “Sales and marketing” within its Consolidated Statements of Operations in order to be more consistent with certain of its peers and to combine all traffic acquisition costs that are not considered directly related to the fulfillment of products into “Sales and marketing.”  This had the effect of decreasing “Cost of revenue” and increasing “Sales and marketing” expense by $1.8 million, or 3% of revenue, for the three months ended March 31, 2013.

MOVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115,651	$118,679
Accounts receivable, net	12,002	11,760
Other current assets	8,830	8,203
Total current assets	136,483	138,642

Property and equipment, net	26,600	23,960
Investment in unconsolidated joint venture	4,572	4,596
Goodwill, net	41,630	41,630
Intangible assets, net	23,106	24,403
Other assets	3,490	3,558
Total assets	$235,881	$236,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,654	$5,912
Accrued expenses	25,338	26,929
Deferred revenue	7,593	7,783
Total current liabilities	40,585	40,624

Convertible senior notes	83,271	82,459
Other noncurrent liabilities	5,171	4,876
Total liabilities	129,027	127,959

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	40	39
Additional paid-in capital	2,145,784	2,142,516
Accumulated other comprehensive income	75	138
Accumulated deficit	(2,039,045)	(2,033,863)
Total stockholders’ equity	106,854	108,830
Total liabilities and stockholders’ equity	$235,881	$236,789

MOVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Cash flows from operating activities:
Net loss	$(5,182)	$(100)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,044	2,399
Amortization of intangible assets	1,297	999
Amortization of debt discount and issuance costs	961	—
Provision for doubtful accounts	132	99
Stock-based compensation and charges	3,726	2,623
Earnings of unconsolidated joint venture	(825)	(602)
Return on investment in unconsolidated joint venture	849	602
Other non-cash items	(17)	6
Changes in operating assets and liabilities:
Accounts receivable	(374)	(767)
Other assets	(675)	(988)
Accounts payable and accrued expenses	413	(38)
Deferred revenue	(180)	(700)
Net cash provided by operating activities	3,169	3,533

Cash flows from investing activities:
Purchases of property and equipment	(5,731)	(2,868)
Return of investment in unconsolidated joint venture	—	582
Net cash used in investing activities	(5,731)	(2,286)

Cash flows from financing activities:
Principal payments on loan payable	—	(19)
Proceeds from exercise of stock options	835	2,259
Tax payments related to net share settlements of equity awards	(1,301)	(388)
Net cash (used in) provided by financing activities	(466)	1,852

Change in cash and cash equivalents	(3,028)	3,099

Cash and cash equivalents, beginning of period	118,679	27,122

Cash and cash equivalents, end of period	$115,651	$30,221

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,520	$—

MOVE, INC.

REVENUE BY TYPE

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)

Revenue
Consumer advertising	$44,775	$42,148
Software and services	13,238	12,090
Total revenue	$58,013	$54,238

Percentage of revenue
Consumer advertising	77%	78%
Software and services	23%	22%
Total	100%	100%

MOVE, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)

Net loss	$(5,182)	$(100)

Plus:
Stock-based compensation and charges	3,726	2,623
Depreciation and amortization of property and equipment	3,044	2,399
Amortization of intangible assets	1,297	999
Interest expense, net	1,567	14
Income tax expense (benefit)	506	(15)
Non-GAAP Adjusted EBITDA	$4,958	$5,920

MOVE, INC.

RECONCILIATION OF EARNINGS PER SHARE TO NON-GAAP EARNINGS PER SHARE

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)

Net loss	$(5,182)	$(100)

Plus:
Stock-based compensation and charges	3,726	2,623
Amortization of intangible assets	1,297	999
Amortization of debt discount and issuance costs	961	—
Non-GAAP net income	$802	$3,522

Basic and diluted loss per share	$(0.13)	$(0.00)

Shares used to calculate loss per share:
Basic and diluted	39,011	39,104

Non-GAAP basic earnings per share	$0.02	$0.09

Non-GAAP diluted earnings per share	$0.02	$0.09

Shares used to calculate Non-GAAP earnings per share:
Basic	39,011	39,104

Diluted	40,995	40,590

MOVE, INC.

OPERATING RESULTS NET OF STOCK-BASED COMPENSATION AND CHARGES

(in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2014			March 31, 2013
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$58,013	$—	$58,013	$54,238	$—	$54,238

Costs and operating expenses:
Cost of revenue	12,112	(112)	12,000	10,863	(102)	10,761
Sales and marketing	25,393	(673)	24,720	21,668	(511)	21,157
Product and web site development	11,127	(1,837)	9,290	9,846	(580)	9,266
General and administrative	12,012	(1,104)	10,908	11,538	(1,430)	10,108
Amortization of intangible assets	1,297	—	1,297	999	—	999
Total costs and operating expenses	61,941	(3,726)	58,215	54,914	(2,623)	52,291

Operating (loss) income	$(3,928)	$3,726	$(202)	$(676)	$2,623	$1,947

MOVE, INC.

AVERAGE MONTHLY UNIQUE USERS

(in thousands)

	Three Months Ended March 31,			One Month Ended March 31,
	2014	2013	% Change	2014	2013	% Change
	(unaudited)			(unaudited)

Unique users—network	30,792	28,080	10%	34,555	29,729	16%

Unique users—realtor.com®	28,900	25,517	13%	32,522	26,923	21%